Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2011 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--January 26, 2012--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month and one-year periods ended December 31, 2011.

For the fourth quarter of fiscal 2011, Ultratech reported net sales of $56.1 million as compared to $43.6 million during the fourth quarter of fiscal 2010. Ultratech’s net income for the fourth quarter of 2011 was $11.2 million, or $0.42 per share (diluted), as compared to net income of $6.3 million, or $0.25 per share (diluted) for the same quarter last year.

Ultratech’s net sales for the year ended December 31, 2011 were $212.3 million, as compared to $140.6 million for fiscal 2010. Ultratech posted net income for the year ended December 31, 2011 of $39.2 million, or $1.47 (diluted), as compared to net income of $16.8 million or $0.67 per share (diluted) in fiscal 2010.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Ultratech delivered record levels of net sales and net income in the fourth quarter and the year, reflecting the successful execution of our long term strategies for customer focus, growth and operations excellence. These outstanding results are the product of our leading technologies, the superb efforts of our employees, and our strong partnerships with our customers.”

“In this current environment of global market volatility, we remain focused on making critical strategic investments that extend our technical leadership, supported by our solid balance sheet and strong cash generation capabilities, that are designed to enable the company to deliver value to our customers and our shareholders,” Zafiropoulo concluded.

At December 31, 2011, Ultratech had $228 million in cash, cash equivalents and short-term investments. Working capital was $283 million and stockholders’ equity was $11.46 per share based on 25,837,994 total shares outstanding as of December 31, 2011.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, January 26, 2012. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, February 2, 2012. You may access the telephone replay by dialing 800-406-7325 and entering access code: 4506008.

Profile

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “thinks,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel ; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2010 and our quarterly report on Form 10-Q for the quarter ended October 1, 2011. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands, except per share amounts)	2011	2010	2011	2010
Total net sales*	$56,061	$43,612	$212,333	$140,603
Cost of sales:
Cost of products sold	22,954	17,427	86,967	56,435
Cost of services	3,370	3,773	15,041	12,527
Total cost of sales	26,324	21,200	102,008	68,962
Gross profit	29,737	22,412	110,325	71,641
Operating expenses:
Research, development and engineering	5,784	5,296	23,616	19,906
Selling, general, and administrative	10,388	10,103	42,689	34,194
Operating income	13,565	7,013	44,020	17,541
Interest expense	(5)	(14)	(21)	(15)
Interest and other income, net	121	137	161	425
Income before income taxes	13,681	7,136	44,160	17,951
Provision for income taxes	2,510	822	4,930	1,170
Net income	$11,171	$6,314	$39,230	$16,781
Earnings per share - basic:
Net income	0.43	$0.25	$1.51	$0.69
Number of shares used in per share calculations - basic	26,223	24,879	25,915	24,468
Earnings per share - diluted:
Net income	$0.42	$0.25	$1.47	$0.67
Number of shares used in per share calculations - diluted	26,819	25,618	26,778	25,043

* Systems sales	$47,489	$36,208	$174,678	$112,824
Parts sales	3,313	2,999	16,860	11,802
Service sales	4,874	4,280	19,660	15,602
License sales	385	125	1,135	375
Total sales	$56,061	$43,612	$212,333	$140,603

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec 31,	Dec 31,
(In thousands)	2011	2010*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$227,947	$184,290
Accounts receivable	56,506	32,825
Inventories	41,285	37,088
Prepaid expenses and other current assets	6,848	7,777
Total current assets	332,586	261,980

Equipment and leasehold improvements, net	16,009	14,835
Other assets	4,853	4,479
Total assets	$353,448	$281,294

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$6,000
Accounts payable	10,980	13,154
Deferred product and service income	14,953	13,641
Other current liabilities	22,373	12,028
Total current liabilities	49,306	44,823

Other liabilities	8,113	5,344

Stockholders' equity	296,029	231,127

Total liabilities and stockholders' equity	$353,448	$281,294
* The balance sheet as of December 31, 2010 has been derived from the audited financial statements as of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408/577-3379
lrebouche@ultratech.com